Exhibit 23.2

Consent of BDO USA, LLP

Independent Registered Public Accounting Firm

RLJ Entertainment, Inc.

8515 Georgia Avenue, Suite 650

Silver Spring, Maryland, 20910

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated April 15, 2016, relating to the consolidated financial statements of RLJ Entertainment, Inc., which is  incorporated by reference in that Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, LLP

BDO USA, LLP

Los Angeles, California

June 3, 2016